UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 23, 2025

CAPITOL FEDERAL FINANCIAL, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Kansas Avenue,	Topeka	Kansas	66603
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(785) 235-1341

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFFN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As reported in the Current Report on Form 8-K filed by Capitol Federal Financial, Inc. (the “Company”) on September 25, 2025 (the “Original 8-K”), on September 23, 2025, the Company’s Board of Directors approved a change to the Company’s Short-Term Performance Plan (the “Plan”) to replace the efficiency ratio performance target with the operating expense ratio performance target, effective with the fiscal year 2026 plan year. Subsequent to the filing of the Original 8-K, it was discovered that the operating expense ratio performance target was not correctly defined in the Plan. As a result, on November 25, 2025, the Company’s Board of Directors approved a further amendment to the Plan to correct that definition, along with minor, grammatical changes to sections of the Plan dealing with termination of employment during performance cycles.

The sole purpose of this Amendment No. 1 on Form 8-K/A is to amend Item 9.01 of the Original 8-K and file the amended and restated Plan dated November 25, 2025 in place of the Plan filed with the Original 8-K. Except as set forth herein, no other information in the Original 8-K is being amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit 10.7 – Short-Term Performance Plan, as amended and restated, dated November 25, 2025.
Exhibit 104 – Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.
Date: November 25, 2025	By: /s/ Kent G. Townsend

Kent G. Townsend, Executive Vice-President,
Chief Financial Officer, and Treasurer